Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 125 to Registration Statement No. 333-61366 on Form N-1A for Pacific Funds Series Trust (“PF”) of our report dated November 30, 2015, relating to the financial statements and financial highlights of the Rothschild U.S. Large-Cap Core Fund, Rothschild U.S. Large-Cap Value Fund, Rothschild U.S. Small/Mid-Cap Core Fund, Rothschild U.S. Small-Cap Core Fund, Rothschild U.S. Small-Cap Value Fund and Rothschild U.S. Small-Cap Growth Fund, appearing in the Annual Report on Form N-CSR of Professionally Managed Portfolios for the year or period ended November 30, 2015, and to the references to us under the headings “Financial Highlights” in each of the PF Prospectuses and “Financial Statements” in the PF Statement of Additional Information, which are part of such Registration Statement.

/s/ Tait, Weller & Baker LLP

Tait, Weller & Baker LLP

Philadelphia, Pennsylvania April 28, 2016